Exhibit 99.1

Perry Ellis International Elects Barry S. Gluck to Board of Directors

Perry Ellis International (NASDAQ:PERY) announced today the election of Barry S. Gluck as a new independent member to the Company’s Board of Directors, bringing the total number of directors to nine and the number of independent directors to seven.

Mr. Gluck enjoyed a successful 18-year career in retail with a strong emphasis in merchandising and store planning. He held numerous senior executive positions at Federated, Dayton-Hudson Corporation, Macy’s and Ross Stores, Inc., where he worked from 1989 until his retirement in January of 2007 as Executive Vice-President in charge of merchandising, marketing and store planning/allocation. During his tenure at Ross Stores, Mr. Gluck successfully managed and developed planning, procurement and sales, increasing gross profit for Men’s, Young Men’s, Children’s, Lingerie, Accessories, Cosmetics and Family Footwear divisions.

“Barry’s extensive experience in the retail industry makes him an ideal candidate for our Board of Directors. I look forward to his insights and expect his strong merchandising experience to assist us greatly as we accelerate our retail store development and several direct to consumer initiatives both in the US and overseas,” commented George Feldenkreis, Chairman and CEO.

Barry also has a strong record of giving back to the community. He is Managing Director of the Fallen Angels Foundation, a non-profit organization he founded in 2002, with the objective of helping homeless, abandoned, battered and abused women, children, and animals. He is an active benefactor of the University of Notre Dame, where he established scholarship endowments at the Mendoza College of Business and the Urban Plunge program through the Center for Social Concerns. Barry is also an active member of the Joyce Athletics Grants-in-Aid program for student athletes as well as being involved in Notre Dame’s MBA mentoring program. Barry graduated from Ohio State University with a degree in political science and international relations.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Laundry® by Shelli Segal, C&C California®, Cubavera®, Munsingwear®, Savane®, Original Penguin®, Grand Slam® , Natural Issue®, Pro Player®, the Havanera Co.®, Axis®, Tricots St. Raphael®, Gotcha®, Girl Star® and MCD®. The Company enhances its roster of brands by licensing trademarks from third parties including Dockers® for outerwear, Nike® and JAG® for swimwear, and PING® and PGA TOUR® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Perry Ellis International Investor Relations, Miami

Francisco G. Hoffmann, 305-873-1365

SOURCE: Perry Ellis International